SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 24, 2006

Great Plains Ethanol, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-49779	46-0459188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27716 462nd Ave. Chancellor, South Dakota		57015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 647-0040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Plant Expansion

On May 24, 2006, following the completion of a final feasibility study by Broin and Associates, Inc., a design and engineering firm based in Sioux Falls, South Dakota, the registrant’s board of managers approved a plan to expand the registrant’s plant’s production capacity of ethanol from a name-plate capacity of 40 million gallons annually to approximately 100 million gallons annually. Construction for expansion is scheduled to begin in the fall of 2006.

Distribution

Also on May 24, 2006, the registrant’s board of managers approved a cash distribution of $1,000.00 per capital unit or a total distribution of $3,742,000.00 to all members of record as of December 31, 2005, based on 3,742 capital units outstanding.  The distribution to members is expected to be paid and issued on or about May 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ETHANOL, LLC

Dated: May 26, 2006	By:	/s/ Rick Serie
Rick Serie, Chief Executive Officer